EXHIBIT 99.1

UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF ILLINOIS

EASTERN DIVISION

In re:	)	Case No. 04-B-28747
	)	Jointly Administered
UNIVERSAL ACCESS GLOBAL	)	Chapter 11
HOLDINGS INC. et al.,	)	Honorable Jack B. Schmetterer
)
Debtors.	)
)
)

ORDER PURSUANT TO SECTIONS 105, 363 AND 365 OF THE BANKRUPTCY CODE AND RULES 2002, 6004, 6006 AND 9014 OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE, APPROVING (i) THE SALE OF DEBTORS’ ASSETS, FREE AND CLEAR OF LIENS, CLAIMS, ENCUMBRANCES AND INTERESTS, AND (ii) THE ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED
LEASES TO THE SUCCESSFUL BIDDER FOR THE ASSETS

Upon the motion, dated March 25, 2005 (the “Motion”), of the above- captioned debtors and debtors-in-possession, pursuant to sections 105, 363 and 365 of title 11 of the United States Code (the “Bankruptcy Code”) and rules 2002, 6004, 6006 and 9014 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) for approval of (i) the sale of substantially all of the assets (collectively, the “Assets”) of Universal Access Global Holdings Inc., Universal Access, Inc., Universal Access of Virginia, Inc., Tri-Quad Enterprises, Inc. and Universal Access Communications Inc. (collectively, the “Debtors”) to Vanco Direct USA, LLC, (“Vanco”) under the terms of the Asset Purchase Agreement, dated March 24, 2005 (as it may have been modified in the Auction (the “Stalking Horse Agreement”) between the Debtors and Vanco, or, alternatively, to the successful bidder for the Assets, free and clear of liens, claims, encumbrances and interests, (ii) the institution of bidding procedures (the “Bidding Procedures”), including a break-up fee (the “Break-Up Fee”), and (iii) the assumption, sale and assignment of certain executory contracts and unexpired leases (the “Assigned Agreements”) to Vanco or, alternatively, to the successful bidder for the Assets; and the Court having entered an order on April 15, 2005 (the “Bidding Procedures Order”) approving, among other things, the Bidding Procedures (1) and the Break-Up Fee in respect to the sale of the Assets and notices thereof; and the Debtors having determined, in accordance with the provisions of the Bidding Procedures Order, that (a) Vanco Direct USA, LLC (“Buyer”) is a Qualified Bidder, and (b) Buyer submitted the highest or otherwise best Bid for the Assets at the Auction pursuant to the terms of an Asset Purchase Agreement, dated March 24, 2005 and amended and re-executed May 17, 2005, between the Debtors and Buyer (the “Sale Agreement”) (the Sale Agreement is attached hereto as Exhibit A); and a hearing having been held on May 17, 2005 (the “Hearing”) to consider approval of the sale of the Assets to Buyer pursuant to the terms and conditions of the Sale Agreement; and it appearing that notice of the Motion, the Auction and the hearing on the sale of the Assets was good and sufficient under the circumstances and in accordance with the Bidding Procedures Order and that no other or further notice need be given; and the Court having reviewed the Motion and all objections thereto, if any, and having heard the statements and evidence in support of the relief requested therein at the Hearing; and it appearing that entry of this order is in the best interests of the Debtors, their estates, and all parties in interest; and upon the Motion and the record of the Hearing and all other proceedings had before the Court; and after due deliberation and good cause appearing therefor,

IT IS HEREBY FOUND AND DETERMINED THAT:(2)

(1)  Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Asset Purchase Agreement, the Sale Agreement (as defined herein), the Bidding Procedures or the Motion, as applicable.

(2)  Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate.  See Fed. R. Bankr. P. 7052.

A.            The Court has jurisdiction to consider the Motion and the relief requested therein pursuant to 28 U.S.C. §§ 157 and 1334.  This is a core proceeding pursuant to 28 U.S.C. § l57(b)(2), and venue is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409.  The Court has in rem jurisdiction over the sale of the Assets.

B.            A prompt closing of the transactions contemplated by the Sale Agreement is in the best interests of the Debtors and their estates.  The terms of the Sale Agreement are the best terms that have been offered for sale of the Assets.

C.            Upon the execution, delivery and Closing of the Sale Agreement, the assets to be sold and the interests to be assigned by the Debtors to Buyer will have been acquired by Buyer in good faith and as the result of arm’s length negotiations within the scope and meaning of Section 363(m) of the Bankruptcy Code.  Buyer is a good faith purchaser under section 363(m) of the Bankruptcy Code and, as such, is entitled to all of the protections afforded thereby.

D.            Reasonable notice of the Motion and a reasonable opportunity to object or be heard with respect to the Motion as it pertains to the sale of the Assets, and the assumption, sale and assignment of the Assigned Agreements, has been afforded to all interested persons and entities entitled thereto, as set forth in the Motion and Bidding Procedures Order, and comports with the requirements of due process.  Notice to parties to the Assigned Agreements provided in accordance with the Bidding Procedures Order is adequate and reasonable under the circumstances, and comports with the requirements of due process, as well as the requirements of section 102 of the Bankruptcy Code and Federal Rule of Bankruptcy Procedure 2002.

E.             Notice, as specified in the preceding paragraph and as evidenced by the affidavits of service filed with the Bankruptcy Court was provided in the form and manner specified in the Motion and required by the Bidding Procedures Order, and such notice is reasonable and adequate under the circumstances and comports with the requirements of due process as well as section 102 of the Bankruptcy Code and Federal Rule of Bankruptcy Procedure 2002.

F.             No consents or approvals are required for the Debtors to consummate the sale of the Assets other than the consent and approval of this Court and the consents set forth in the Sale Agreement from Governmental Bodies.  Neither the execution of the Sale Agreement nor the consummation of the sale of the Assets in accordance with its terms will constitute a violation of any provision of the organizational documents of the Debtors or any other instrument, law, regulation or ordinance by which the Debtors, their respective assets and the Assets are bound.

G.            The Bidding Procedures have been complied with in all material respects by the Debtors and their representatives, and Buyer.

H.            Upon entry of this Sale Order, the Debtors shall have full corporate power and authority to consummate the sale contemplated by the Sale Agreement.

I.              This Sale Order and the consummation of the Sale Agreement are supported by the Debtors’ sound business judgment, and will serve the best interests of the Debtors and their estates, creditors and stakeholders by maximizing the value to be obtained from the Assets.

J.             The Sale Agreement was negotiated, proposed and entered into by the Debtors and Buyer in good faith and through arm’s-length negotiations.  Buyer is not an “insider” of the Debtors, as that term is defined in section 101 of the Bankruptcy Code.  Buyer has not engaged in any conduct that would cause or permit the Sale Agreement to be avoided under section 363(n) of the Bankruptcy Code.

K.            The consideration to be provided by Buyer pursuant to the Sale Agreement: (i) is fair and reasonable; (ii) is the highest and otherwise best offer for the Assets; (iii) constitutes reasonably equivalent value and fair consideration under the Bankruptcy Code and the Uniform Fraudulent Conveyance Act, Uniform Fraudulent Transfer Act or any similar laws of any state whose law is applicable to the Sale Agreement; and (iv) is value being transferred by Buyer to the Debtors in good faith.

L.             The approval of the Sale Agreement is fair and reasonable.

M.           The Sale Agreement was not entered into and the Closing thereunder will not occur for the purpose of hindering, delaying or defrauding creditors under the Bankruptcy Code or under the laws of the United States, any state, territory, possession, or the District of Columbia.

N.            The consummation of the Sale pursuant to the Sale Agreement will be a legal, valid, and effective sale of the Assets to Buyer, and vests or will vest Buyer with all right, title, privilege and interest in and to the Assets free and clear of all Encumbrances, excepting only Assumed Liabilities (as defined in the Sale Agreement) in accordance with section 363 of the Bankruptcy Code because one or more of the standards set forth in sections 363(f)(1)-(5) of the Bankruptcy Code have been satisfied.  All parties with valid Encumbrances (other than Assumed Liabilities) against the Assets, if any, who did not object to the Motion and the relief requested therein, or who withdrew their objections to the Motion, are deemed to have consented pursuant to section 363(f)(2) of the Bankruptcy Code and are enjoined from taking any action, including, without limitation, the assertion or exercise of any alleged right of set-off or recoupment against Buyer, to recover any claim which such person or entity has solely against the Debtors.  Failure to sell the Assets free and clear of Encumbrances (other than Assumed Liabilities) would be substantially less beneficial to, and would adversely affect, the estates of the Debtors.

O.            The Sale Agreement and all other agreements and documents related thereto and contemplated thereby (collectively, the “Disposition Documents”) (upon the execution of each) are valid and binding contracts between the Debtors and Buyer, and upon entry of this Order and the execution and delivery thereof by the Debtors, are enforceable according to their terms.

P.             The Debtors intend to file a plan of reorganization which will provide for the distribution of the proceeds of the Sale to creditors of the Debtors in accordance with the Bankruptcy Code.

Q.            The Assigned Agreements are executory contracts, unexpired leases or assignable non-executory contracts.

R.            The amounts set forth on attached Exhibit B are deemed and determined to be the sole amounts necessary to “cure” (within the meaning of section 365(b)(1) of the Bankruptcy Code) all “defaults” and “actual pecuniary losses” (within the meaning of section 365(b) of the Bankruptcy Code) (the “Cure Amounts”), except to the extent that an objection by a non-debtor party to an Assigned Agreement has been filed timely with the Bankruptcy Court and served in accordance with the Bidding Procedures Order and has not been resolved by the Debtors and the non-debtor objecting party, as is noted on Exhibit B.

S.             Buyer has demonstrated adequate assurance of its future performance under the Assigned Agreements.

NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED THAT:

1.             The Motion is granted and approved in all respects (other than with respect to matters already addressed by the Bidding Procedures Order).

2.             All objections, if any, to the entry of this Sale Order are overruled, to the extent not otherwise withdrawn, addressed herein or resolved as set forth on the record of the Hearing.

SALE OF THE ASSETS

3.             Pursuant to sections 105, 363 and 365 of the Bankruptcy Code, the sale, transfer, conveyance and assignment of the Assets, including the assumption, sale and assignment of the Assigned Agreements by the Debtors and Buyer, pursuant to the Sale Agreement and the Disposition Documents (the “Sale”) is approved, and the Debtors are authorized to execute any and all documents, instruments and papers and to take all actions necessary and appropriate to effectuate, implement and consummate the transactions contemplated by the Sale Agreement and the Disposition Documents in consideration of the purchase price specified therein, including assigning and transferring to Buyer all of their rights, title, privileges and interests (including common law rights) of the Assets, and in and to all of the intangible property of the Debtors included among the Assets, except as otherwise explicitly provided by the Sale Agreement.  Without limiting the foregoing, the Debtors are authorized to close, transition and consummate the Sale and Sale Agreement and the Disposition Documents, which agreements and documents hereby are authorized and approved in all respects.

4.             The transfer of the Assets by the Debtors to Buyer is legal, valid and effective and shall vest Buyer with all rights, title, privileges and interests of the Debtors in and to the Assets pursuant to section 363(f) of the Bankruptcy Code, free and clear of any and all Encumbrances (other than Assumed Liabilities), whether known or unknown, including any such Encumbrances of any of the Debtors’ customers, creditors, vendors, suppliers, employees, lessors or any other third party.  Any and all such Encumbrances shall attach to the net proceeds of the Sale, with the same priority, validity, force and effect as they now have against the Assets and subject to any rights, claims or defenses of the Debtors with respect thereto.

ASSUMPTION AND ASSIGNMENT OF ASSIGNED AGREEMENTS

5.             The Debtors are hereby authorized and directed, subject to the terms of the Sale Agreement, to (a) assume and assign to Buyer the Assigned Agreements set forth on Exhibit B pursuant to the provisions of sections 105, 363 and 365 of the Bankruptcy Code, free and clear of Encumbrances (other than the Assumed Liabilities); and (b) execute and deliver to Buyer such documents or other instruments as may be reasonably necessary to assign and transfer such Assigned Agreements to Buyer.

6.             Any party having the right to consent to the assumption, sale or assignment of the Assigned Agreements that failed to object to such assumption, sale or assignment is deemed to have consented to such assumption, sale and assignment as required by sections 363 and 365 of the Bankruptcy Code.

7.             Subject to the procedures set forth in paragraphs 8, 9 and 10 below, all Cure Amounts set forth on Exhibit B are the true, correct, final and fixed amounts, and the only amounts, that are required to be paid upon assumption and assignment of the Assigned Agreements pursuant to section 365(b) of the Bankruptcy Code.  The Debtors have agreed to pay all undisputed, valid charges for post-petition services actually received from the date hereof through Closing under the Assigned Agreements.  Except pursuant to the procedures set forth in paragraphs 8 and 9 below, the Cure Amounts shall not be subject to further dispute or audit, including any based on performance prior to the time of assumption, assignment and sale, irrespective of whether such Assigned Contract contains an audit clause.

8.             Within ten business days of Closing, the Debtors shall (a) pay all undisputed Cure Amounts shown on Exhibit B to the appropriate non-debtor party and (b) reserve in a segregated account sufficient funds to pay in full any disputed cure amount that was asserted by a non-debtor party to an Assigned Agreement in a timely objection to the Motion and not resolved by the Debtors and the non-debtor objecting party as shown on Exhibit B (the “Disputed Cure Amounts”).  A reserve of $1,274,411.40 shall constitute adequate assurance of prompt cure of the Disputed Cure Amounts.  The Debtors may, in their discretion, pay the undisputed portion of any Disputed Cure Amount, in which case the reserve of $1,274,411.40 shall be reduced by the amount paid.  Any Disputed Cure Amount may be resolved and paid (x) without further order of the Court upon the filing of a written stipulation between the Debtors, the non-debtor party and the Official Committee of Unsecured Creditors appointed in these cases (the “Committee”) or (y) pursuant to an order of this Court, in which case the amount held in the reserve shall be reduced accordingly.

9.             If the Debtors have been unable to resolve any Disputed Cure Amounts, a status conference will be held on July 22, 2005 at 11:00 a.m., regarding such unresolved Disputed Cure Amounts.  On or before July 19, 2005, the Debtor shall file a status report with a summary of Disputed Cure Amounts, and serve said report on counsel for non-debtor parties asserting such claims and the Committee.

10.           Adequate assurance of future performance has been demonstrated by or on behalf of Buyer with respect to the Assigned Agreements.  Vanco PLC (the “Guarantor”) has agreed, with effect from and conditional upon closing, to guaranty to each Non-Debtor Counterparty to an Assigned Agreement the full and complete performance of the payment obligations of Buyer, as and when due, under such Assigned Contract on the following terms (the “Guaranty”): (a) the Guarantor’s total obligation under the Guaranty provided shall not in any event exceed $5.0 million in the aggregate; and (b) the Guaranty will expire as to each Assigned Contract upon the earlier of (i) the expiration of the current term of the Assigned Agreement; (ii) the applicable minimum service term for each circuit provided under an Assigned Agreement; and (iii) January 31, 2006.

11.           There shall be no rent accelerations, assignment fees, increases or any other fees charged to, or rights of set-off or recoupment asserted or exercised against, Buyer as a result of the assumption, sale or assignment by the Debtors to Buyer of the Assigned

Agreements, and the validity of such assumption, sale or assignment shall not be affected by any dispute, defense, claim, right of set-off or recoupment, right of first refusal or offer or otherwise, between the Debtors and any Non-Debtor Counterparty to any Assigned Agreement; provided, however, that nothing in this paragraph shall affect the rights of any Non-Debtor Counterparty to exercise its rights against Buyer under the Assigned Agreements or applicable law on account of any dispute, defense, claim, right of set-off or recoupment, right of first refusal or offer or otherwise arising and relating solely to events that occur subsequent to the assumption and assignment hereunder.  The Assigned Agreements, upon assignment and sale to Buyer, shall be deemed valid and binding, enforceable against the parties thereto, without breach or default by Buyer and in full force and effect in accordance with their terms.

12.           The Debtors shall have no liability under the Assigned Agreements pursuant to section 365(k) of the Bankruptcy Code for any obligation arising after the date of assignment.

ASSUMED LIABILITIES

13.           Buyer has not acquired and will not acquire or assume or be deemed to have acquired or assumed any obligations or liabilities of the Debtors, other than the Assumed Liabilities.

14.           Except as otherwise provided in the Sale Agreement, with respect to all parties having notice of this sale, Buyer is not a successor in interest to the Debtors or their estates or the business of Debtors.

15.           Buyer, as the successful bidder for Debtors’ Assets, shall be responsible for and timely pay all universal service fund contribution obligations (“USF Obligations”) relating to telecommunications services provided by Buyer post-Closing Date, including, without limitation, any and all USF Obligations resulting from the true-up of telecommunications reporting worksheets (“Worksheets”) submitted thereafter by Buyer relating to such telecommunications services provided post-Closing Date.   Similarly, Debtors shall be responsible for and timely pay, to the extent permitted by the Bankruptcy Code, all undisputed USF Obligations relating to telecommunications services provided by Debtors pre-Closing Date, including, without limitation, any and all USF Obligations resulting from the true-up of Worksheets submitted by the Debtors or by Buyer relating to such telecommunications services provided pre-Closing Date.   Both Debtors and Buyer shall timely comply with all reporting obligations required by the FCC and applicable federal regulations relating to telecommunications services provided by Buyer post-Closing Date.  To the extent such reporting obligations require data relating to telecommunications services provided by Debtors pre-Closing Date to be included, Debtors shall provide such data in the appropriate format to Buyer upon receipt of five (5) days advance written notice.  This paragraph is intended to supplement, but not modify, the provisions of the Sale Agreement and related agreements allocating responsibility for USF Obligations and such provisions, as supplemented hereby, shall control as among the parties to the Sale Agreement.

16.           From and after the Closing of the Sale Agreement, the Debtors shall have no other or further liability with respect to Liabilities that are Assumed Liabilities.

OTHER PROVISIONS

17.           The Sale has been undertaken by Buyer and the Debtors at arm’s length, without collusion and Buyer will acquire the Assets pursuant to the Sale Agreement and the Disposition Documents, in good faith, within the meaning of section 363(m) of the Bankruptcy Code and is entitled to all of the protections in accordance therewith.  Accordingly, the reversal or modification on appeal of the authorization provided herein to consummate the Sale shall not affect the validity of the Sale, unless such authorization is duly stayed pending such appeal.

18.           The consideration provided by Buyer for the Assets under the Sale Agreement is fair and reasonable and may not be avoided under section 363(n) of the Bankruptcy Code or other applicable law.

19.           If the plan of reorganization described in paragraph P hereof is filed and confirmed, the provisions of section 1146(c) of the Bankruptcy Code shall apply to the Sale.

20.           The second highest bid of 20/20 Technologies, Inc. (“20/20”) is irrevocable until August 6, 2005.  Should Buyer fail to consummate the Sale approved herein, 20/20 shall be deemed to have made the Successful Bid and the Sellers are authorized but not obligated to effectuate such sale without further order of the Bankruptcy Court.  Should the Debtors inform 20/20 that their bid has been deemed to be the Successful Bid on or before August 6, 2005, the parties shall have eighty (80) days to close such sale.  The Debtors shall return the good faith deposit made by 20/20 in accordance with the Bidding Procedures on the earlier of (i) two business days after the Closing with Buyer, or (ii) August 6, 2005, unless the Debtors inform 20/20 that their bid has been deemed to be the Successful Bid on or before August 6, 2005.

21.           The rights, if any, of any creditors of the Debtors’ estates with respect to the allocation of the net proceeds of the Sale shall be reserved until the confirmation hearing in the Debtors’ chapter 11 cases with respect to a plan or plans of reorganization.

22.           The provisions of this Sale Order are nonseverable and mutually dependent.

23.           This Sale Order and all provisions of the Disposition Documents shall be binding upon any successors and assigns of the Debtors, including without limitation, any trustee appointed for the Debtors in their chapter 11 cases or in any superseding proceeding under chapter 7 of the Bankruptcy Code.

24.           The Sale Agreement, the Disposition Documents, or other instruments may be modified, amended or supplemented by the parties thereto, in a writing signed by such parties, and in accordance with the terms thereof, without further order of the Court, provided that any such modification, amendment or supplement does not have a material adverse effect on the Debtors or their estates and is consented to in writing by the Committee.

25.           The failure specifically to include any particular provisions of the Sale Agreement or the Disposition Documents in this Sale Order shall not diminish or impair the effectiveness of such provisions, it being the intent of the Court that the Sale Agreement and the Disposition Documents be authorized and approved in their entirety.

26.           To the extent of any inconsistency between the provisions of the Sale Agreement, any documents executed in connection therewith, and this Sale Order, the provisions contained herein shall govern.

27.           This Sale Order shall take effect immediately and shall not be stayed pursuant to Bankruptcy Rules 6004(g), 6006(d), or otherwise.

28.           The Bankruptcy Court shall retain jurisdiction to interpret, construe and enforce the provisions of the Sale Agreement, any Disposition Documents and this Sale Order in all respects and, further, to hear and determine any and all disputes between the Debtors and any Non-Debtor Counterparty to any Assigned Agreements, concerning inter alia, the Debtors’ assignment and sale thereof to Buyer under the Sale Agreement.  The Bankruptcy Court shall retain jurisdiction to enforce the provisions set forth herein against Buyer, its affiliates or any of their respective successors and assigns.

Dated:

May 25, 2005

Chicago, Illinois

HON. JACK B. SCHMETTERER
UNITED STATE BANKRUPTCY JUDGE